UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): February 10, 2005
                                                   (February 9, 2006)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

            Delaware                 000-16299               13-3054685
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  (State or other jurisdiction      (Commission           (I.R.S. Employer
        of incorporation)          File Number)          Identification No.)

     700 Airport Blvd. Suite 300, Burlingame, CA               94010
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      (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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

ITEM 7.01 Regulation FD Disclosure.

On February 9, 2006 at 1:00 PM Pacific, ANTs software inc. (the "Company" or "ANTs") held a teleconference for shareholders. During the teleconference the Company disclosed the following information:

     [] This teleconference is neither an offer to sell nor a solicitation of offers to purchase securities. This teleconference will include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements will include statements regarding the Company's expectations and beliefs. These statements are not guarantees of future performance. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. There can be no assurance that the Company will produce the expected results; that it will produce a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission. All forward looking statements are based upon information available to the Company as of the date of this teleconference, and the Company does not assume any obligation to update such statements or the reasons why actual results could differ materially from those projected in such statements.

     [] Mr. Stephen Day, Managing Director and Co-Chair of the Technology Leadership Group at Bear, Stearns and Co., Inc. (www.bearstearns.com) addressed shareholders regarding the $18 billion database market database market, stating that there are numerous pain-points for database customers today, including: high cost, proliferation of the number of databases within an organization and lack of compatibility. Mr. Day stated that the ANTs Data Server could be well-suited to reduce these pain-points with its universal compatibility, high-performance and low cost. Mr. Day stated that the open-source database products have not to-date demonstrated the scalability, compatibility and features that would enable them to be a real alternative for customers. Finally, Mr. Day stated that he believes that there was an opportunity for new entrants into this market.

     [] Mr. Barry Thompson, Chief Technology Officer of Tervela, Inc. (www.tervela.com), formerly the Chief Architect at the investment bank UBS, addressed shareholders regarding his company's selection of the ANTs Data Server for its high-performance messaging product. Mr. Thompson stated that Tervela required a database product with the ability to handle 500,000 to 1 million messages per second which also has the flexibility to be incorporated throughout the architecture of Tervela's product, especially as Tervela expects tremendous growth in messaging volume. Mr. Thompson stated that, in evaluating a number of hardware and database software products, Tervela found none that could provide both the performance and flexibility of the ANTs Data Server. Mr. Thompson stated that the evaluation process regarding ANTs Data Server was extensive and that almost 12 months was spent from initial contact through to deployment with the first version of Tervela's product.

     [] Mr. Bryn Jenkins chief operating officer of Four Js Development Tools ("Four Js") (www.4js.com) disclosed to the company that Four Js has proceeded with the integration of the ANTs Data Server and it development suite of products and intends to go live with early access to the Four Js' version of the ANTs Data Server in early March 2006.

     [] Wireless Services Corporation (www.wirelesscorp.com) and its customer, Sprint, are processing over 5 million and 12 million messages per day respectively while using the ANTs Data Server as the database for their Short Message Service (SMS) application.

     [] The Company is in continuing discussions with Jefferies & Company, Inc. regarding licensing the ANTs Data Server, but Jefferies has not committed to purchasing at this time.

     [] The US Department of Defense has been using the test and development licenses of the ANTs Data Server, but has not yet purchased production licenses.

     [] Up to 12 Fortune 500 companies are in various stages of evaluating the ANTs Data Server, and two of these are close to completing their evaluation.

     [] The Company has made progress in discussing potential strategic alliances with five large potential partners, two of which would assist with product implementation.

     [] The sales effort has expanded into the banking/insurance and telecommunications verticals with the addition of two experienced salespeople who left Oracle to join the Company.

     [] The sales cycle, previously estimated at 6-9 months, is now estimated to be 9-12 months.

     [] Customers have disclosed that financial viability, product maturity and ability to support the product globally are areas they look at closely when deciding whether to evaluate or purchase the ANTs Data Server.

     [] A strategic partner would be an important assurance for large companies considering purchasing the ANTs Data Server.

     [] Mr. Joseph Kozak, president of the Company, read a letter from Mr. Ron Griffen, principal, Griffen, Anderson & Company and former chief information officer of The Home Depot. Mr. Griffen wrote that: the ANTs value proposition of consolidating databases at low cost is very compelling in today's market; that the ANTs Data Server must demonstrate that it can scale to terabyte-sized databases and must integrate or replace database performance and management tools; that if ANTs can demonstrate these features, demand for the product will be enormous; that achieving standardization of the technical environment is one of the holy grails of IT expense management and that if ANTs can demonstrate such standardization, the pace of adoption will be equivalent to or exceed that of Linux. Mr. Griffen closed the letter by stating that he and Mike Anderson, his business partner, formerly chief technical officer of The Home Depot would be pleased to serve as product advisors and would be pleased to introduce the Company to their many industry contacts.

     [] Messrs. Pearce and Kozak said that there are many challenges ahead and that they are enthusiastic and strongly committed to building a successful company. Mr. Kozak thought that the Company was getting serious attention from large customers, and that 2006 could be a breakout year.

     [] As of December 31, 2005 there were approximately 44 million shares outstanding.

     [] Sales of the ANTs Data Server to large customers could result in million dollar contracts and that sales through partners such as Four Js, Wireless Services Corporation and Tervela could result in significant revenue.

     [] Mr. Cliff Hersh, the Company's chief scientist was asked by a shareholder to comment on his view of the Company's progress. Mr. Hersh stated that when he started with the Company in the mid-1990's it was building a niche high-performance product and now has developed a product that addresses a large portion of the database market.

     [] Mr. Kozak responded to a question regarding the slow-down in customer announcements by stating that the Company had shifted focus away from signing smaller customers to pursuing evaluations with large customers who have shown very strong interest in the "Dare to Compare" sales program.

     [] The Company will hire new employees at a moderate pace, selecting what it feels are the highest quality candidates.

A recording of the conference will be posted on the Company's website beginning February 10, 2006.

Pursuant to General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K is "furnished" and not "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. References to the Company's website do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ANTs software inc.

Date:    February 10, 2006            By:  /s/     Boyd Pearce
                                          --------------------
                                          Boyd Pearce, Chief Executive Officer